Exhibit 10.12

ADDENDUM

Addendum to Contract dated 19th March, 2023 between Star Alliance International Corp., (“Star”), Lion Works, Inc. (“Seller”) and Juan Lemus (“Control Person”) each a party and together Parties”

The agreement calls for a minimum of $2,550,000 to be paid by September 30, 2023, of patent first payment. It further calls for $2,000,000 of working capital to be paid by July 31, 2023.

By signing below, the parties have herewith agreed that the date for the first investment by Star of $2 million working capital is extended to September 30, 2023, and the first payment of patent remains until September 30, 2023.

There were no further changes to the original agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of July 21, 2023.

“SELLER”

Lion Works, Inc.

/s/ Juan Lemus

Name: Juan Lemus

Title: President

/s/ Juan Lemus

Name: Juan Lemus

“BUYER”

Star Alliance International Corp.

/s/ Richard Carey

Name: Richard Carey

Title: Chairman